                                    AIM FUNDS

                    DIRECTOR DEFERRED COMPENSATION AGREEMENT

As Amended March 7, 2000, and September 28, 2001

                                    AIM FUNDS

                    DIRECTOR DEFERRED COMPENSATION AGREEMENT

        AGREEMENT, made on this __ day of _______, 20__, by and between the registered open-end investment companies listed on Appendix A hereto (the "Funds"), and _______________________________________________________ (the
"Director") residing at __________________________________________________

        WHEREAS, the Funds and the Director have entered into agreements pursuant to which the Director will serve as a director/trustee of the Funds; and

        WHEREAS, if the Funds and the Director have previously entered into an additional agreement whereby the Funds will provide to the Director a vehicle under which the Director can defer receipt of directors' fees payable by the Funds, they now desire to amend and restate such agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the Funds and the Director hereby agree as follows:

1. DEFINITION OF TERMS AND CONSTRUCTION

        1.1 Definitions. Unless a different meaning is plainly implied by the context, the following terms as used in this Agreement shall have the following meanings:

        (a) "Beneficiary" shall mean such person or persons designated pursuant to Section 4.3 hereof to receive benefits after the death of the Director.

        (b) "Boards of Directors" shall mean the respective Boards of Directors of the Funds.

        (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

        (d) "Compensation" shall mean the amount of directors' fees paid by each of the Funds to the Director during a Deferral Year prior to reduction for Compensation Deferrals made under this Agreement.

        (e) "Compensation Deferral" shall mean the amount or amounts of the Director's Compensation deferred under the provisions of Section 3 of this Agreement.

        (f) "Deferral Accounts" shall mean the accounts maintained to reflect the Director's Compensation Deferrals made pursuant to Section 3 hereof (or pursuant to any prior agreement) and any other credits or debits thereto.

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        (g) "Deferral Year" shall mean each calendar year during which the
Director makes, or is entitled to make, Compensation Deferrals under Section 3 hereof.

        (h) "Retirement" shall have the same meaning as set forth under the Retirement Plan.

        (i) "Retirement Plan" shall mean the "AIM Funds Retirement Plan for Eligible Directors/Trustees."

        (j) "Valuation Date" shall mean the last business day of each calendar year and any other day upon which the Funds makes valuations of the Deferral Accounts.

        1.2 Plurals and Gender. Where appearing in this Agreement the singular shall include the plural and the masculine shall include the feminine, and vice versa, unless the context clearly indicates a different meaning.

        1.3 Directors and Trustees. Where appearing in this Agreement, "Director" shall also refer to "Trustee" and "Board of Directors" shall also refer to "Board of Trustees."

        1.4 Headings. The headings and sub-headings in this Agreement are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

        1.5 Separate Agreement for Each Fund. This Agreement is drafted, and shall be construed, as a separate agreement between the Director and each of the Funds.

2. PERIOD DURING WHICH COMPENSATION DEFERRALS ARE PERMITTED

        2.1 Commencement of Compensation Deferrals. The Director may elect, on a form provided by, and submitted to, the Presidents of the respective Funds, to commence Compensation Deferrals under Section 3 hereof for the period beginning on the later of (i) the date this Agreement is executed or (ii) the date such form is submitted to the Presidents of the Funds.

        2.2 Termination of Deferrals. The Director shall not be eligible to make Compensation Deferrals after the earliest of the following dates:

        (a) The date on which he ceases to serve as a Director of all of the Funds; or

        (b) The effective date of the termination of this Agreement.

3. COMPENSATION DEFERRALS

        3.1 Compensation Deferral Elections.

        (a) On or prior to the first day of any Deferral Year, the Director may elect, on the form described in Section 2.1 hereof, to defer the receipt of all or a portion of his Compensation for such Deferral Year. Such writing shall set forth the amount of such Compensation Deferral (in whole percentage amounts). Such election shall continue in effect for all subsequent Deferral Years unless it is canceled or modified as provided below.

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        (b) Compensation Deferrals shall be withheld from each payment of
Compensation by the Funds to the Director based upon the percentage amount elected by the Director under Section 3.1(a) hereof.

        (c) The Director may cancel or modify the amount of his Compensation Deferrals on a prospective basis by submitting to the Presidents of the Funds a revised Compensation Deferral election form. Such change will be effective as of the first day of the Deferral Year following the date such revision is submitted to the Presidents of the Funds.

        3.2 Valuation of Deferral Account.

        (a) Each Fund shall establish a bookkeeping Deferral Account to which will be credited an amount equal to the Director's Compensation Deferrals under this Agreement made with respect to Compensation earned from each such Fund. Compensation Deferrals shall be allocated to the Deferral Accounts on the first business day following the date such Compensation Deferrals are withheld from the Director's Compensation. As of the date of this Agreement, the Deferral Accounts also shall be credited with the amounts credited to the Director under each other outstanding elective deferred compensation agreement entered into by and between the Funds and the Director which is superseded by this Agreement pursuant to Section 6.11 hereof. The Deferral Accounts shall be debited to reflect any distributions from such Accounts. Such debits shall be allocated to the Deferral Accounts as of the date such distributions are made.

        (b) As of each Valuation Date, income, gain and loss equivalents (determined as if the Deferral Accounts are invested in the manner set forth under Section 3.3, below) attributable to the period following the next preceding Valuation Date shall be credited to and/or deducted from the Director's Deferral Accounts.

        3.3 Investment of Deferral Account Balances.

        (a) (1) The Director may select, from various options made available by the Funds, the investment media in which all or part of his Deferral Accounts shall be deemed to be invested.

        (2) The Director shall make an investment designation on a form provided by the Presidents of the Funds which shall remain effective until another valid direction has been made by the Director as herein provided. The Director may amend his investment designation by giving written direction to the Presidents of the Funds in such manner and at such time as the Funds may permit, but no less frequently than quarterly on thirty (30) days' notice prior to the end of a calendar quarter. A timely change to a Director's investment designation shall become effective as soon as practicable following receipt by the Presidents of the Funds.

        (3) The investment media deemed to be made available to the Director, and any limitation on the maximum or minimum percentages of the Director's Deferral Accounts that may be invested any particular medium, shall be the same as from time-to-time communicated to the Director by the Presidents of the Funds.

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        (b) Except as provided below, the Director's Deferral Accounts shall be deemed to be invested in accordance with his investment designations, provided such designations conform to the provisions of this Section. If -

        (1) the Director does not furnish the Presidents of the Funds with complete, written investment instructions, or

        (2) the written investment instructions from the Director are unclear, then the Director's election to make Compensation Deferrals hereunder shall be held in abeyance and have no force or effect until such time as the Director shall provide the Presidents of the Funds with complete investment instructions. Notwithstanding the above, the Boards of Directors, in their sole discretion, may disregard the Director's election and determine that all Compensation Deferrals shall be deemed to be invested in a fund determined by the Boards of Directors. In the event that any fund under which any portion of the Director's Deferral Accounts is deemed to be invested ceases to exist, such portion of the Deferral Accounts thereafter shall be held in the successor to such fund, subject to subsequent deemed investment elections.

        The Funds shall provide an annual statement to the Director showing such information as is appropriate, including the aggregate amount in the Deferral Accounts, as of a reasonably current date.

4. DISTRIBUTIONS FROM DEFERRAL ACCOUNTS

        4.1 Payment Date and Methods.

        (a) Designation of Date. Each deferral direction given pursuant to
Section 3.1 shall include designation of the Payment Date for the value of the amount deferred. Such Payment Date shall be the first day of any calendar quarter, subject to the limitation set forth in paragraph 4.1(c).

        (b) Extension Date. At least one year before the Payment Date initially designated pursuant to paragraph 4.1(a) above, the Participant may irrevocably elect to extend such Payment Date to the first day of any calendar quarter, subject to the limitation set forth in paragraph 4.1(c).

        (c) Limitation. The Director shall select a Payment Date (or extended Payment Date) that is no sooner than the earlier of (i) the January 1 that follows the second anniversary of the Participant's deferral election made pursuant to paragraph 4.1(a) or (b) or (ii) the January 1 of the year after the Participant's Retirement.

        (d) Methods of Payment. Distributions from the Director's Deferral Accounts shall be paid in cash in a single sum unless the Participant elects, at the time a Payment Date is selected pursuant to paragraph 4.1(a) or 4.1(b), to receive the amount payable in generally equal quarterly installments over a period not to exceed ten (10) years. In addition, at least one year before the Payment Date, a Director may change the method of payment previously selected.

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        (e) Irrevocability. Except as provided in paragraphs 4.1(b) and 4.1(d), a designation of a Payment Date and an election of installment payments shall be irrevocable; provided, however, that payment shall be made or begin on a different date as follows:

        (1) Upon the Director's death, payment shall be made in accordance with
Section 4.2,

        (2) Upon the Director's ceasing to serve as a director of all of the Funds for reasons other than death or Retirement, payment shall be made or begin within three months after the end of the calendar year in which such termination occurs in accordance with the method elected by the Director pursuant to paragraph 4.1(d) provided the designation of such method had been made at least one year before such termination occurred, except that the Boards of Directors, in their sole discretion, may accelerate the distribution of such Deferral Accounts,

        (3) Upon termination of this Agreement, payment shall be made in accordance with Section 5.2, and

        (4) In the event of the liquidation, dissolution or winding up of a Fund or the distribution of all or substantially all of a Fund's assets and property relating to one or more series of its shares to the shareholders of such series (for this purpose a sale, conveyance or transfer of a Fund's assets to a trust, partnership, association or corporation in exchange for cash, shares or other securities with the transfer being made subject to, or with the assumption by the transferee of, the liabilities of the Fund shall not be deemed a termination of the Fund or such a distribution), all unpaid balances of the Deferral Accounts related to such Fund as of the effective date thereof shall be paid in a lump sum on such effective date.

        4.2 Death Prior to Complete Distribution of Deferral Accounts. Upon the death of the Director prior to the commencement of the distribution of the amounts credited to his Deferral Accounts, the balance of such Accounts shall be distributed to his Beneficiary in accordance with the method of payment selected pursuant to paragraph 4.1(d), commencing as soon as practicable after the Director's death. In the event of the death of the Director after the commencement of such distribution, but prior to the complete distribution of his Deferral Accounts, the balance of the amounts credited to his Deferral Accounts shall be distributed to his Beneficiary over the remaining period during which such amounts were distributable to the Director under Section 4.1 hereof. Notwithstanding the above, the Boards of Directors, in their sole discretion, may accelerate the distribution of the Deferral Accounts.

        4.3 Designation of Beneficiary. For purposes of Section 4.2 hereof, the Director's Beneficiary shall be the person or persons so designated by the Director in a written instrument submitted to the Presidents of the Funds. In the event the Director fails to properly designate a Beneficiary, his Beneficiary shall be the person or persons in the first of the following classes of successive preference Beneficiaries surviving at the death of the Director: the Director's (1) surviving spouse or (2) estate.

        4.4 Payments Due Missing Persons. The Funds shall make a reasonable effort to locate all persons entitled to benefits under this Agreement. However, notwithstanding any provisions of this Agreement to the contrary, if, after a period of five (5) years from the date such

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benefit shall be due, any such persons entitled to benefits have not been located, their rights under this Agreement shall stand suspended. Before this provision becomes operative, the Funds shall send a certified letter to all such persons to their last known address advising them that their benefits under this Agreement shall be suspended. Any such suspended amounts shall be held by the Funds for a period of three (3) additional years (or a total of eight (8) years from the time the benefits first become payable) and thereafter, if unclaimed, such amounts shall be forfeited.

5. AMENDMENTS AND TERMINATION

        5.1 Amendments.

        (a) The Funds and the Director may, by a written instrument signed by, or on behalf of, such parties, amend this Agreement at any time and in any manner.

        (b) The Funds reserve the right to amend, in whole or in part, and in any manner, any or all of the provisions of this Agreement by action of their Boards of Directors for the purposes of complying with any provision of the Code or any other technical or legal requirements, provided that:

        (1) No such amendment shall make it possible for any part of the Director's Deferral Accounts to be used for, or diverted to, purposes other than for the exclusive benefit of the Director or his Beneficiaries, except to the extent otherwise provided in this Agreement; and

        (2) No such amendment may reduce the amount of the Director's Deferral Accounts as of the effective date of such amendment.

        5.2 Termination. The Director and the Funds may, by written instrument signed by, or on behalf of, such parties, terminate this Agreement at any time. In the event of the termination of this Agreement, the Boards of Directors, in their sole discretion, may choose to pay out the Director's Deferral Accounts prior to the designated Payment Dates. Otherwise, following a termination of this Agreement, such Accounts shall continue to be maintained in accordance with the provisions of this Agreement until the time they are paid out.

6. MISCELLANEOUS.

        6.1 Rights of Creditors.

        (a) This Agreement is unfunded. Neither the Director nor any other persons shall have any interest in any specific asset or assets of the Funds by reason of any Deferral Accounts hereunder, nor any rights to receive distribution of his Deferral Accounts except and as to the extent expressly provided hereunder. The Funds shall not be required to purchase, hold or dispose of any investments pursuant to this Agreement; however, if in order to cover their obligations hereunder the Funds elect to purchase any investments the same shall continue for all purposes to be a part of the general assets and property of the Funds, subject to the claims of their general creditors and no person other than the Funds shall by virtue of the provisions of this Agreement have any interest in such assets other than an interest as a general creditor.

        (b) The rights of the Director and the Beneficiaries to the amounts held in the Deferral Accounts are unsecured and shall be subject to the creditors of the Funds. With respect to the payment of amounts held under the Deferral Accounts, the Director and his Beneficiaries have the status of unsecured creditors of the Funds. This Agreement is executed on behalf of the Funds by an officer, or other representative, of the Funds as such and not individually. Any obligation of the Funds hereunder shall be an unsecured obligation of the Funds and not of any other person.

        6.2 Agents. The Funds may employ agents and provide for such clerical, legal, actuarial, accounting, advisory or other services as it deems necessary to perform their duties under this Agreement. The Funds shall bear the cost of such services and all other expenses they incur in connection with the administration of this Agreement.

        6.3 Liability and Indemnification. Except for their own gross negligence, willful misconduct or willful breach of the terms of this Agreement, the Funds shall be indemnified and held harmless by the Director against liability or losses occurring by reason of any act or omission of the Funds or any other person.

        6.4 Incapacity. If the Funds shall receive evidence satisfactory to them that the Director or any Beneficiary entitled to receive any benefit under the Agreement is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Director or Beneficiary and that no guardian, committee or other representative of the estate of the Director or Beneficiary shall have been duly appointed, the Funds may make payment of such benefit otherwise payable to the Director or Beneficiary to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

        6.5 Cooperation of Parties. All parties to this Agreement and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Agreement or any of its provisions.

        6.6 Governing Law. This Agreement is made and entered into in the State of Texas and all matters concerning its validity, construction and administration shall be governed by the laws of the State of Texas.

        6.7 Nonguarantee of Directorship. Nothing contained in this Agreement shall be construed as a contract or guarantee of the right of the Director to be, or remain as, a director of any of the Funds or to receive any, or any particular rate of, Compensation from any of the Funds.

        6.8 Counsel. The Funds may consult with legal counsel with respect to the meaning or construction of this Agreement, their obligations or duties hereunder or with respect to any action or proceeding or any question of law, and they shall be fully protected with respect to any action taken or omitted by them in good faith pursuant to the advice of legal counsel.

        6.9 Spendthrift Provision. The Director's and Beneficiaries' interests in the Deferral Accounts may not be anticipated, sold, encumbered, pledged, mortgaged, charged, transferred, alienated, assigned nor become subject to execution, garnishment or attachment and any attempt to do so by any person shall render the Deferral Accounts immediately forfeitable.

        6.10 Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight delivery service providing for a signed return receipt, addressed to the Director at the home address set forth in the Funds' records and to the Funds at the address set forth on the first page of this Agreement, provided that all notices to the Funds shall be directed to the attention of the Presidents of the Funds or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

        6.11 Entire Agreement. This Agreement contains the entire understanding between the Funds and the Director with respect to the payment of non-qualified elective deferred compensation by the Fund to the Director. Effective as of the date hereof, this Agreement replaces, and supersedes, all other non-qualified elective deferred compensation agreements by and between the Director and the Funds.

        6.12 Interpretation of Agreement. Interpretations of, and determinations (including factual determinations) related to, this Agreement made by the Funds in good faith, including any determinations of the amounts of the Deferral Accounts, shall be conclusive and binding upon all parties; and the Funds shall not incur any liability to the Director for any such interpretation or determination so made or for any other action taken by it in connection with this Agreement in good faith.

        6.13 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Funds and their successors and assigns and to the Director and his heirs, executors, administrators and personal representatives.

        6.14 Severability. In the event any one or more provisions of this Agreement are held to be invalid or unenforceable, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall remain in full force and effect unaffected by such invalidity or unenforceability.

        6.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

        The Funds


           --------------------    --------------------
           Witness                 By:
                                   Name:
                                   Title:

--------------------        --------------------
Witness                     Director

                                                      As revised August 5, 2004

                                  APPENDIX A

   For the purposes of the Retirement Plan for Eligible Directors/Trustees "AIM Funds" shall mean each of the regulated investment companies constituting classes or series of shares of the following entities:

                      AIM COMBINATION STOCK & BOND FUNDS
                          AIM COUNSELOR SERIES TRUST
                               AIM EQUITY FUNDS
                                AIM FUNDS GROUP
                               AIM GROWTH SERIES
                        AIM INTERNATIONAL MUTUAL FUNDS
                             AIM INVESTMENT FUNDS
                        AIM INVESTMENT SECURITIES FUNDS
                               AIM SECTOR FUNDS
                        AIM SPECIAL OPPORTUNITIES FUNDS
                                AIM STOCK FUNDS
                                AIM SUMMIT FUND
                             AIM TAX-EXEMPT FUNDS
                         AIM TREASURER'S SERIES TRUST
                         AIM VARIABLE INSURANCE FUNDS
                         SHORT-TERM INVESTMENTS TRUST
                          TAX-FREE INVESTMENTS TRUST

                         DEFERRED COMPENSATION AGREEMENT
                             DEFERRAL ELECTION FORM

TO:     Presidents of the AIM Funds

FROM:

DATE:

        With respect to the Deferred Compensation agreement (the "Agreement") dated as of ________________________ by and between the undersigned and the AIM Funds, I hereby make the following elections:

        Deferral of Compensation

        Starting with Compensation to be paid to me with respect to services provided by me to the AIM Funds after the date this election Form is received by the AIM Funds, I hereby elect that ______ percent (_____%) of my Compensation (as defined under the Agreement) be reduced and that the Fund establish a bookkeeping account credited with amounts equal to the amount so reduced (the "Deferral Account"). The Deferral Account shall be further credited with income equivalents as provided under the Agreement. I understand that this election will remain in effect with respect to Compensation I earn in subsequent years unless I modify or revoke it. I further understand that such modification or revocation will be effective only prospectively and will apply commencing with the Compensation I earn in the calendar year that begins after the change is received by you.

        Payment Date

        I hereby designate ________ 1 (select the first month in any calendar quarter) in the year ______ (select a year that is at least two years after the year this election is made) as the Payment Date for the amounts credited to my Deferral Account pursuant to the election made above. If my Retirement (as defined in the Agreement) occurs sooner, I [ ] do [ ] do not (check the appropriate box) want payment of such amounts to commence effective the January 1 following my Retirement. I understand that amounts credited to my Deferral Account may be paid to me prior to the Payment Date as provided in the Agreement.

        Payment Method

        I hereby elect to receive the amounts credited to my Deferral Account in (check one)

[ ]     a single payment in cash

[ ]     annual installments for a period of ____ (select no more than 10 years)

beginning within 30 days following the payment date selected above.

        I understand that the amounts credited to my Deferral Account shall remain the general assets of the AIM Funds and that, with respect to the payment of such amounts, I am merely a general creditor of the AIM Funds. I may not sell, encumber, pledge, assign or otherwise alienate the amounts credited to my Deferral Account.

        I hereby agree that the terms of the Agreement are incorporated herein and are made a part hereof. Dated as of the day and year first above written.

WITNESS:                                     DIRECTOR:

-----------------------------                ----------------------------------


WITNESS:                                     RECEIVED:

                                             AIM Funds


-----------------------
By:
    ----------------------
Date:
      -----------------------

                         DEFERRED COMPENSATION AGREEMENT
                            INVESTMENT DIRECTION FORM

TO:     Presidents of the AIM Funds

FROM:

DATE:

        With respect to the Deferred Compensation Agreement (the "Agreement") by and between the undersigned and the AIM Funds, I hereby elect that my Deferral Account under the Agreement be considered to be invested as follows (in multiples of 10%):

        NAME OF FUND

        ----------------   -- %

        ----------------   -- %

        ----------------   -- %

        --------------    -- %

        -----------     -- %

        ----------------   -- %

        I acknowledge that I may amend this Investment Agreement in the manner, and at such time, as permitted under the Agreement. Furthermore, I acknowledge that, pursuant to Section 3.3(b) of the Agreement, the Fund has reserved the right to disregard the elections made above to consider my Deferral Account to be deemed to be invested in a fund of its choosing.

WITNESS:                                     DIRECTOR:

--------------------------------             -----------------------------------

WITNESS:                                   RECEIVED:

-----------------------                    AIM Funds

                                           By: ---------------------------

                                           Date: -------------------------

                         DEFERRED COMPENSATION AGREEMENT
                          BENEFICIARY DESIGNATION FORM

TO:     Presidents of the AIM Funds

FROM:

DATE:

        With respect to the Deferred Compensation Agreement (the "Agreement") by and between the undersigned and the AIM Funds, I hereby make the following beneficiary designations:

I. Primary Beneficiary

        I hereby appoint the following as my Primary Beneficiary(ies) to receive at my death the amounts credited to my Deferral Account under the Agreement. In the event I am survived by more than one Primary Beneficiary, such Primary Beneficiaries shall share equally in such amounts unless I indicate otherwise on an attachment to this form:

---------------------------------
Name                 Relationship

---------------------------------
Address

---------------------------------
City          State           Zip

II. Secondary Beneficiary

        In the event I am not survived by any Primary Beneficiary, I hereby appoint the following as Secondary Beneficiary(ies) to receive death benefits under the Agreement. In the event I am survived by more than one Secondary Beneficiary, such Secondary Beneficiaries shall share equally unless I indicate otherwise on an attachment to this form:

---------------------------------
Name                 Relationship

---------------------------------
Address

---------------------------------
City          State           Zip

        I understand that I may revoke or amend the above designations at any time. I further understand that if I am not survived by a Primary or Secondary Beneficiary, my Beneficiary shall be as set forth under the Agreement.

WITNESS:                                     DIRECTOR:

-------------------------------              -----------------------------------

WITNESS:                                     RECEIVED:

-------------------------                    AIM Funds

                                             By: ---------------------------

                                             Date: -------------------------

                           PAYMENT DATE ELECTION FORM
                      FOR PREVIOUSLY DEFERRED COMPENSATION

TO:     Presidents of the AIM Funds

FROM:

DATE:

        With respect to the Deferred Compensation agreement (the "Agreement") by and between the undersigned and the AIM Funds, pursuant to which I have previously elected to defer Compensation,

        Payment Date Change:

        I hereby designate ________ 1 (select the first month in any calendar quarter) in the year ______ (select a year that is at least two years after the year this election is made) as the Payment Date for the amounts previously credited to my Deferral Account and amounts subsequently credited thereto. If my Retirement (as defined in the Agreement) occurs sooner, I [ ] do [ ] do not (check the appropriate box) want payment of such amounts to commence effective the January 1 following my Retirement. I understand that amounts credited to my Deferral Account may be paid to me prior to the Payment Date as provided in the Agreement.

        Payment Method Change

        I hereby elect to receive the amounts credited to my Deferral Account in (check one)

[ ]     a single payment in cash

[ ]     annual installments for a period of ____ (select no more than 10 years)

        I understand that this change in payment method will not be given effect unless my Payment Date is at least one year from the date hereof and I do not cease to be a Director within such year.

        I understand that I may amend this designation in the manner, and at such time, as permitted under the Agreement.

WITNESS:                                     DIRECTOR:

--------------------------------------------------------------------------------

WITNESS:                                     RECEIVED:

-------------------------                    AIM Funds

                                             By: ---------------------------

                                             Date: -------------------------

        DEFERRED COMPENSATION AGREEMENT

                                     SUMMARY

        Your Deferred Compensation Agreement (the "Agreement") allows you to defer some or all of your annual trustee's fees otherwise payable by the Funds. Deferred fees are deemed invested in certain mutual funds selected by you. The deferral is pre-tax, and the deferred amount and the credited gains, losses and income are not subject to tax until paid out to you.

        Your deferrals (and investment experience) are posted to a bookkeeping account maintained by the Funds in your name. In order for you to enjoy the tax deferral, the payments due under the Agreement will be paid from the Funds' general assets, and you are considered a general unsecured creditor of the Funds; you may not transfer your right to receive payments under the Agreement to any other person, nor may you pledge that right to secure any debt or other obligation; finally, an election to defer must be made in writing before the first day of the calendar year for which the fees are earned (the "Election Date") and elections can be changed only prospectively, effective for the next calendar year.

        An important change has been made to your Agreement to give you greater flexibility to select the time and method of payment of amounts that you defer: for amounts previously deferred and for future elections you now designate a specific Payment Date and payment method which generally may be changed with at least one year's advance notice.

PAYMENT DATE ELECTION

        Deferred fees (and the income, gains and losses credited during the deferral period) generally will be paid out as elected by you in installments or a single sum in cash within 30 days of the Payment Date elected. (For payments in connection with your termination of service as a trustee, see below.)

        Deferrals must be for a minimum two year period (unless your retirement date under the Retirement Plan is earlier). Thus, the Payment Date may be the first day of any calendar quarter that follows the second anniversary of the applicable Election Date or your retirement date. Thus, fees previously deferred and fees payable for the calendar year beginning January 1, 1997 may be deferred to the first day of any calendar quarter in any year from 1999.

EXTENDING A PAYMENT DATE

    At least one year prior to any Payment Date, you may extend that Date, provided that the additional period of deferral is at least two years. You may make this change in Payment Date only once.

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PAYMENT METHOD

        The value of your deferrals (based on your election as to how your deferral account is to be considered invested) will be paid in cash, in one lump sum or in annual installments (over a period not to exceed 10 years) as you select at the time you select your Payment Date. You may change this election, but the change will not be given effect unless it is made at least one year before your Payment Date or your ceasing to be a trustee (whichever occurs first). This one year requirement is waived in the case of your death (see Termination of Service, below).

TERMINATION OF SERVICE

        Upon your death, your account under the Agreement will be paid out as elected by you in installments or in a single sum in cash as soon as practicable. Payment will be made to your designated Beneficiary or Beneficiaries or to your estate if there is no surviving Beneficiary.

        Upon termination of your service as trustee for any reason other than death or your retirement (as defined in the Retirement Plan), your account will be paid to you as a single sum (or in installments if you had timely elected that method) in cash within three months following the end of the fiscal year in which you terminate, regardless of the Payment Dates you elected.